UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

	(a)	Amendment to By-Laws. The board of directors of AbitibiBowater Inc. (the "Company") approved the adoption of the Company's Second Amended and Restated By-Laws (the "By-Laws"), effective April 28, 2009. The following is a summary of the material amendments to the Company's previous By-Laws:

		●	To change the size of the board of directors from 14 (with no fewer than 11 independent directors plus the Chairman) to between 9 and 15 directors, provided that the board must be comprised entirely of independent directors, except for the President and Chief Executive Officer and, at the discretion of the board, up to two additional directors;

		●	To remove references to "Abitibi Directors" and "Bowater Directors", which referred to directors of the Company that were formerly directors of Abitibi-Consolidated Inc. ("Abitibi") or Bowater Incorporated ("Bowater"), respectively, prior to the combination of Abitibi and Bowater in October 2007; and

		●	To provide that the Chairman shall be elected by a majority of the board and shall serve as lead director for so long he is an independent director. In the event the Chairman is not an independent director, the lead director will be an independent director selected by a majority of the board.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

		3.1	Second Amended and Restated By-Laws of the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Dated: April 29, 2009		Name: Jacques P. Vachon
Title: Senior Vice-President, Corporate Affairs and Chief Legal Officer

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Second Amended and Restated By-Laws of the Company.

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